Exhibit 99.1

TIGERLOGIC CORPORATION ANNOUNCES FIRST FISCAL QUARTER FINANCIAL RESULTS

PORTLAND, OR. — August 13, 2015

TigerLogic Corporation (Nasdaq: TIGR) today announced financial results for the first fiscal quarter ended June 30, 2015. Highlights are as follows:

•                 Revenues: Total revenues were $1.6 million for the first fiscal quarter ended June 30, 2015, an increase of $0.1 million, or 8%, from the prior quarter and a decrease of $0.2 million, or 10%, from the first quarter of the prior year. Subscription revenue from our Postano business increased $0.1 million sequentially, or 10%, and increased $0.4 million, or 101%, from the same quarter in the prior year.  License revenues associated with our Omnis business decreased 6% from the prior quarter and decreased $0.3 million, or 47%, from the same quarter in the prior year. Services revenues increased $0.1 million, or 19%, sequentially and decreased $0.2 million, or 31%, from the first quarter of the prior year.

•                 Operating Expenses: Operating expenses for the first quarter ended June 30, 2015 were $3.2 million compared to $3.7 million in the prior quarter and $5.2 million for the same quarter in the prior year. The decrease in operating expenses reflects the results of concerted efforts to control costs and the consolidation of our headquarters to Portland, Oregon during the quarter.

•                 Net Loss: Net loss for the first fiscal quarter ended June 30, 2015 was $1.6 million, or $0.05 per share, compared to net loss of $2.2 million, or $0.07 per share, in the prior quarter and $3.4 million, or $0.11 per share, for the first quarter of the prior year.

•                 Adjusted EBITDA: Adjusted EBITDA was negative $1.4 million for the first fiscal quarter ended June 30, 2015 as compared to negative $2.1 million in the prior quarter and negative $3.2 for the first fiscal quarter of the prior year.  The improvement was primarily a result of the benefit of our cost control initiatives.

•                 Cash: Cash was $9.5 million as of June 30, 2015, down $0.8 million from March 31, 2015.

“We grew our revenues 8% sequentially and reduced our operating expenses 15% from the prior quarter which improved our Adjusted EBITDA by 34% during the quarter,” said Roger Rowe, CEO/CFO of TigerLogic. “We have more work to do to become cash flow positive, but I am pleased with the progress we are making to improve our operating results,” continued Rowe.

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Earnings Call

As previously announced, the Company has suspended indefinitely the practice of holding quarterly conference calls. Please refer to the reports and documents filed by the Company with the U.S. Securities and Exchange Commission, including our periodic reports on Form 10-K and Form 10-Q, and our current reports on Form 8-K.  These reports are available at www.sec.gov and on our corporate website at www.tigerlogic.com.

About TigerLogic Corporation

TigerLogic Corporation (Nasdaq: TIGR) is a global provider in engagement solutions, including the Omnis mobile development platform and Postano, a social media aggregation and display platform. More information about TigerLogic and its products can be found at http://www.tigerlogic.com.

Except for the historical statements contained herein, the foregoing release may contain forward-looking information, including statements about TigerLogic’s future operating results, cost reduction initiatives and revenue growth opportunities.  Any forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of TigerLogic’s efforts to develop new products, product features and updates, and to penetrate new markets, the market acceptance of TigerLogic’s new products and updates, technical risks related to such products and updates, TigerLogic’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties.  Please consult the various reports and documents filed by TigerLogic with the U.S. Securities and Exchange Commission, including but not limited to TigerLogic’s most recent reports on Form 10-K and Form 10-Q for factors potentially affecting its future financial results. All forward-looking statements are made as of the date hereof and TigerLogic disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

TigerLogic’s results for the quarter ended June 30, 2015 are not necessarily indicative of its operating results for any future periods.

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TigerLogic, Postano, Omnis, and Omnis Studio are trademarks of TigerLogic Corporation.  All other trademarks and registered trademarks are properties of their respective owners.

Investor Relations Contact:

Roger Rowe, CEO/CFO

Phone: (503) 488-6988

roger.rowe@tigerlogic.com

TIGERLOGIC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash	$9,456	$10,251
Trade accounts receivable, less allowance for doubtful accounts of $2 and $0, respectively	758	1,291
Other current assets	438	460
Total current assets	10,652	12,002

Property, furniture and equipment, net	834	869
Intangible assets, net	344	363
Deferred tax assets	95	94
Other assets	54	54
Total assets	$11,979	$13,382

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$652	$295
Accrued liabilities	1,301	1,525
Deferred revenue	1,817	1,905
Total current liabilities	3,770	3,725

Other long-term liabilities	103	101
Total liabilities	3,873	3,826

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	3,096	3,096
Additional paid-in-capital	143,488	143,389
Accumulated other comprehensive income	2,251	2,174
Accumulated deficit	(140,729)	(139,103)
Total stockholders’ equity	8,106	9,556

Total liabilities and stockholders’ equity	$11,979	$13,382

TIGERLOGIC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands except per share data)

	For the Three Months Ended June 30,
	2015	2014

Net revenues:
Licenses	$398	$745
Subscription	757	377
Services	445	647
Total net revenues	1,600	1,769
Operating expenses:
Cost of subscription revenues	134	152
Cost of service revenues	139	120
Selling and marketing	951	1,915
Research and development	595	1,086
General and administrative	1,352	1,887
Total operating expenses	3,171	5,160
Operating loss	(1,571)	(3,391)
Other expense:
Interest expense-net	(1)	(1)
Other expense-net	(54)	(32)
Total other expense-net	(55)	(33)
Loss before income taxes	(1,626)	(3,424)
Income tax provision	—	12
Net loss	(1,626)	(3,436)
Other comprehensive income:
Foreign currency translation adjustments	77	38
Total comprehensive loss	$(1,549)	$(3,398)

Basic and diluted net loss per share	$(0.05)	$(0.11)

Shares used in computing basic and diluted net loss per share	30,956	30,130

TIGERLOGIC CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,626)	$(3,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of long-lived assets	71	58
Provision for (recovery of) bad debt	2	(9)
Stock-based compensation expense	99	173
Foreign currency exchange (gain) loss	(53)	32
Change in operating assets and liabilities:
Trade accounts receivable	544	53
Other current assets	28	12
Accounts payable	307	253
Accrued liabilities	(138)	(318)
Deferred revenue	(103)	149
Net cash used in operating activities	(869)	(3,033)

Cash flows from investing activities:
Purchases of property, furniture and equipment	(51)	(222)
Net cash used in investing activities	(51)	(222)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	12
Net cash provided by financing activities	—	12

Effect of exchange rate changes on cash	125	(2)

Net decrease in cash	(795)	(3,245)
Cash at beginning of the period	10,251	18,602
Cash at end of the period	$9,456	$15,357

Supplemental disclosures:
Cash paid for income taxes	$17	$—

Non-GAAP Financial Measures

Adjusted EBITDA (as defined below) should not be construed as a substitute for net income (loss) determined in accordance with U.S. GAAP. Adjusted EBITDA excludes components that are significant in understanding and assessing TigerLogic’s results of operations. Adjusted EBITDA does not represent funds available for management’s discretionary use and are not intended to represent cash flow from operations. In addition, EBITDA and Adjusted EBITDA are not terms defined by GAAP and as a result might not be comparable to similarly titled measures used by other companies.

However, Adjusted EBITDA is used by management to evaluate, assess and benchmark TigerLogic’s operational results and the company believes that Adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties in the industry. Accordingly, TigerLogic is disclosing this information to permit a more comprehensive analysis of its operating performance, and to provide an additional measure of performance.

Adjusted EBITDA used by TigerLogic is defined as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, and income tax provision (benefit) plus adjustments for other income (expense)-net, non-cash stock-based compensation expense, and other non-recurring items that may be incurred from time to time.

Adjusted EBITDA financial information is comparable to net income (loss). The table below reconciles TigerLogic’s GAAP reported net loss to Adjusted EBITDA:

Reconciliation of GAAP to Non-GAAP Financial Measures

TIGERLOGIC CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	For the Three Months Ended June 30,
	2015	2014

Reported net loss	$(1,626)	$(3,436)
Depreciation and amortization	71	58
Stock-based compensation	99	173
Interest expense-net	1	1
Other expense-net	54	32
Income tax provision	—	12
Adjusted EBITDA	$(1,401)	$(3,160)